Exhibit 32.1

Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002

We hereby certify that the accompanying Quarterly Report of Quanex Corporation on Form 10-Q for the quarter ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Corporation.

May 31, 2007

/s/ Raymond A. Jean	/s/ Thomas M. Walker
Raymond A. Jean Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Thomas M. Walker Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)